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Exhibit 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-80477 and 333-91423) of Albany Molecular Research, Inc. of our report dated February 15, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

                      /s/ PricewaterhouseCoopers LLP

Albany, New York
March 28, 2002

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Consent of Independent Accountants